                                                                   Exhibit 10.66

                      TEST REPORTING, ENGINEERING SERVICES
                                       AND
                            FIELD SERVICES AGREEMENT
                                      AMONG
                ECO FUEL CELLS, LLC, ENERGY CO-OPPORTUNITY, INC.
                                       AND
                                  H POWER CORP.

This Test Reporting, Engineering Services and Field Services Agreement ("Agreement") is entered into this 10 day of April, 2002 (the "Effective Date"), among H Power Corp., 1373 Broad Street, Clifton, NJ 07013; H Power Enterprises of Canada, Inc. (together "H Power"); and ECO Fuel Cells, LLC ("EFC") and Energy Co-Opportunity, Inc. ("ECO") both of 2201 Cooperative Way, Herndon, VA 20171. These parties are referred to herein singularly as "Party" and collectively as "Parties." Defined terms used, but not otherwise defined herein, shall have the respective meanings set forth in the Second Amended and Restated Fuel Cell Product Operating Agreement, dated April 10, 2002 among the Parties (the "Operating Agreement").


                                    RECITALS

WHEREAS: The Parties have entered into the Operating Agreement to, among other things, further encourage the marketing of H Power's Fuel Cell Products, to provide the Parties with additional marketing and distribution opportunities, and to explore other products and services offered by H Power including new fuel cell products and applications; and

WHEREAS: EFC's expertise in distributed generation equipment and installation is transferable to the ongoing installation and maintenance of H Power's Fuel Cell Products; and

WHEREAS: H Power desires to secure EFC's expertise in support, installation, maintenance and other areas to help establish its customer service systems for Fuel Cell Products; and

WHEREAS: The Parties have been engaged in a Fuel Cell testing program ("Testing Program") under which H Power's Alpha and Beta Fuel Cell Power Systems have been tested by EFC and its Cooperative Members in field operating conditions since 2000; and this Testing Program has developed valuable experience and data that can be used to improve the design and the performance of Fuel Cell Power Systems; and

WHEREAS: H Power wishes to have EFC collect, review and evaluate data concerning the Testing Program and prepare a "Report" as defined herein, that will assist H Power in its future Fuel Cell development plans and operations; and

WHEREAS: EFC has specific expertise in the ongoing Testing Program and also with distributed generation equipment and installation that makes it exceptionally qualified to evaluate such field results and to prepare a Report on the Testing Program as described in this Agreement;

NOW, THEREFORE, in consideration of the promises herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

      1.    TEST REPORTING AND ENGINEERING SERVICES.

            a. IMPROVEMENTS IN DESIGN AND PERFORMANCE. EFC will review, evaluate and prepare a written report for H Power summarizing the test results and information

----------
Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted materials have been filed separately with the Securities and Exchange Commission.

                  on the Testing Program and identify areas of improvement for both the design, performance, and similar issues involving the Fuel Cell Power Systems Testing Program (the "Report"). EFC will submit a proposed outline of the Report to H Power by May 15, 2002.

            b. SITE AND INSTALLATION EVALUATION. EFC will evaluate the site preparation and other installation costs and the installation requirements of the Testing Program to determine what savings and improvements could be made to simplify installation of future Fuel Cell Power Systems.

            c. PLACEMENT SCHEDULE FOR UNIT PLACEMENT. EFC will develop the placement schedule for the RCU 4500 Units being tested by Cooperative Members. This will help to match the current phase of the Testing Program with the best candidates and site locations for Unit placement. Unit placement recommendations will be based primarily on the Fuel Cells Products' specifications and installation and service economics.

            d. PLACEMENT ISSUES. EFC will collect and evaluate environmental, climatic and other related data that were observed and noted in the Testing Program to develop better criteria for future Fuel Cell Power System installations throughout the United States.

            e. CUSTOMER INPUT. EFC will secure customer recommendations and input on the program, design issues, improvements or suggestions and include them in the Report sections, as appropriate, to further the design and development of Fuel Cell Power Systems.

            f. GRID COMPATIBILITY. EFC will evaluate the performance data from the Testing Program to date to identify potential grid interconnection and power quality issues.

            g. HEAT EXCHANGE. EFC will assist in developing residential heat exchange applications for domestic water and space heating for both the retrofit and new construction applications.

            h. SHIPPING AND DELIVERY. EFC shall work with H Power to evaluate the information from the Testing Program to determine the most efficient and effective shipping and delivery methods for Fuel Cell Power Systems.

            i. SERVICING REQUIREMENTS. EFC will evaluate and classify the different skill levels of utility personnel to determine the installation and service abilities of Cooperatives relevant to the Testing Program.

            j. ASSUMED OBLIGATIONS. EFC shall assume all obligations and liabilities of H Power (including, but not limited to, those set forth in Attachment 3 thereto) with respect to the Fuel Cell Testing Agreements that have been entered into as of the Effective Date between ECO or EFC and ECO's Licensed Members, and H Power shall have no further obligations thereunder. In addition, except with respect to Grandfathered Distribution Agreements, EFC shall assume all obligations and liabilities of H Power with respect to the Distribution Agreements and H Power shall have no further obligations thereunder.

            2.    FIELD SERVICES SUPPORT TO H POWER.

                  a. SERVICE AND INSTALLATION SUPPORT FOR FUEL CELL PRODUCTS. EFC will work with H Power to set up the field service and support infrastructure to service H Power's Fuel Cell Products. EFC's support will be in conjunction with the support activities provided by H Power's personnel, and will include such activities as consulting with purchasers about product performance, installation requirements, maintenance and service concerns. H Power will be responsible for all warranties that it may provide from time to time, including its standard warranty provisions for commercial products and for warranty service for test units as stipulated in the Operating Agreement. EFC shall assist H Power in identifying those tasks necessary for setting up a field service infrastructure for H Power and those Fuel Cell activities internal to EFC. Specific tasks to be performed by EFC shall include:

                        i. Establish a service organization for the installation, maintenance and service of H Power's Fuel Cell Products within the United States. As a part of this proposal, EFC shall conduct a study to identify potential service and quality metrics as based upon customer expectations of the service network;

                        ii. Assist in the development of budgets detailing the anticipated costs of the potential repair and maintenance of H Power's Fuel Cell Products deployed in the field;

                        iii. Develop and assist in managing an installation system for all Fuel Cell Products within the United States;

                        iv. Develop a service data base to assist in statistical analysis that interfaces with H Power's sales and marketing data base to support forward purchasing and the support of spare parts' purchases;

                        v. Develop the processes required to continually reduce the cost of service and installation;

                        vi. Obtain and/or assist in obtaining the required permits and licenses for the installation of H Power's Fuel Cell Products in Cooperative Territory; and

                        vii. Implement an electronic data acquisition and monitoring system, to enable the continuous monitoring of the performance of H Power's Fuel Cell Products deployed in the field.

                  b. LIMITATIONS. IN NO EVENT SHALL THE PARTIES (INCLUDING THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ATTORNEYS) BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS) IN THE PERFORMANCE OF THEIR DUTIES UNDER THIS AGREEMENT, EVEN IF THEY HAVE NOTICE OF THE POSSIBILTY OF SUCH DAMAGES, EXCEPT FOR (I)

                        ANY PRODUCT LIABILITY, (II) ANY INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, AND (III) OTHER DAMAGES CAUSED BY NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTIES OR THEIR EMPLOYEE(S). HOWEVER, NOTHING HEREIN IS TO LIMIT OR CHANGE THE PROVISIONS OF THE EFC-H POWER OPERATING AGREEMENT (AS AMENDED FROM TIME TO TIME).

                  c. SERVICE, MAINTENANCE, AND FACILITY REQUIREMENTS. EFC will assist H Power in developing a service and maintenance resource allocation system with a goal to maximize customer service at the lowest reasonable cost.

                  d. CREATION OF AND SUPPORT FOR H POWER'S SERVICE AND SUPPORT DEPARTMENT. EFC shall propose and arrange for the development and implementation of a new H Power Service and Support Department, and shall have a right of first refusal to manage this Department for H Power under terms to be agreed to by the Parties; provided that EFC's proposal is found satisfactory by H Power. EFC will, in cooperation with H Power:

                        i. Develop position descriptions, hiring criteria, and a performance evaluation process for service and support employees;

                        ii. Work with H Power's engineering and other staff to develop servicing and maintenance requirements for Fuel Cell Products compatible with the product design;

                        iii. Assist H Power in determining H Power's requirements for the hiring of an after market service and support manager; and field service engineers, if appropriate.

                  e. CREATION OF AND SUPPORT FOR H POWER'S DOMESTIC SERVICE NETWORK. EFC shall assist in the creation of H Power's domestic service network, and shall have the right of first refusal to manage this network, under terms to be agreed to by the Parties, including the following duties:

                        i. Identify those Cooperative members deemed suitable to be appointed as a field service office to support field service and installation hereinafter (the "Satellite Offices");

                        ii. Determine the suitable geographical locations within the United States to maintain field service office(s);

                        iii. Perform a field study to determine the use of HVAC suppliers, renewable energy systems integrators, or mechanical and electrical contractors to support the field service and installation function; and

                        iv. Assist H Power in maintaining a minimum inventory of spare parts in the Satellite Offices to support field services repairs.

                  f. TRAINING AND DOCUMENTATION. EFC shall assist H Power in H Power's on-going process of documentation development and training development for H Power's Fuel Cell Products, including:

                        i. Develop manuals for Fuel Cell Products with the assistance of H Power engineers, including installation, operation and service and maintenance; and

                        ii. Assist in the training of field service personnel at H Power's Monroe facility in the installation and operation and repair of H Power's Fuel Cell Products.

                  g.    PROCESS RELATED ISSUES

                        i.    Reporting

                                    EFC shall assist H Power in creating and implementing a service reporting and analysis system for all Fuel Cell Products that includes performance issues, the number and nature of field service calls, and other items.

                        ii.   Continual Product Improvement

                                    EFC shall work with ECO's Engineering
                                    Committee and others as appropriate to
                                    establish a system that captures performance information from Fuel Cell Product users to assist H Power in achieving its goal of continued product improvement.

            3. PROJECT MANAGER. EFC's Project Manager for this Agreement shall be Brian Wierenga. The Project Manager shall, in addition to the other duties prescribed in this Agreement, develop a travel budget for this Agreement, working closely with H Power. During the term of this Agreement, Mr. Wierenga shall integrate the H Power activities described herein into his EFC workload, and shall be responsible for establishing work priorities, schedules, and completion of work requests. Mr. Wierenga shall inform both EFC and H Power when potential or real conflicts of activities or scheduling exist, and the Parties shall mutually resolve such conflicts for Mr. Wierenga. During the term of this Agreement, H Power shall not solicit any EFC staff for employment.

                  H Power and EFC shall agree to prepare travel (including transportation, lodging, meals, and entertainment) and other budgets from time to time to carry out the purposes of this Agreement. In addition to the payments made under Attachment A of this Agreement, any travel to be performed at H Power's request that exceeds $3,000 per month shall be paid for by H Power, except as may otherwise be agreed to in writing by the Parties. EFC shall provide satisfactory documentation for such expenses in such detail as H Power may reasonably request.

            4.    PAYMENT FOR TEST REPORTING, ENGINEERING AND FIELD SERVICES.

                  Subject to Sections 5, 6 and 7 hereof, in exchange for the above services, H Power will pay EFC up to $2.2 million per the Schedule in Attachment A of this Agreement. EFC may bill H Power monthly or quarterly for its services. Payment of invoices will be due and payable 15 days after receipt by H Power.

            5.    AFFIRMATIVE AND NEGATIVE COVENANTS.

                  Notwithstanding anything contained in this Agreement to the contrary, this Agreement is subject to certain binding Affirmative and Negative Covenants ("Covenants") contained in a "Memorandum of Agreement," entered into by the Parties on the date of this Agreement.

            6. NO MATERIAL ADVERSE CHANGE. Notwithstanding anything contained in this Agreement to the contrary, H Power shall have no obligation to make payments to EFC during the Term hereof, if there has been a "Material Adverse Change." For the purposes of this Agreement, a Material Adverse Change shall only be defined as a material violation of Sections 2, 3, 4, or 5 of the Memorandum of Agreement.

            7. FAILURE TO COMPLY. Notwithstanding anything contained in this Agreement to the contrary, upon ECO's and/or EFC's breach of any of the Affirmative or Negative Covenants set forth in the Memorandum of Agreement, H Power shall have the unilateral right to suspend payment of any monies due to EFC hereunder (including those set forth on Attachment A hereto) until such time that ECO and/or EFC cures such breach to H Power's satisfaction.

            8.    TERM.

                  This Agreement shall terminate upon: i) the completion of EFC's and ECO's duties referred to herein; or ii) the written agreement of the Parties.

            9.    DISPUTES.

                  The Parties agree that any and all controversies or claims arising out of or relating to this Agreement, or any alleged breach hereof, shall be resolved by binding arbitration as prescribed herein, upon 30 days' written notice to the other Party. In that event, each Party will select one (1) arbitrator, and those two (2) will select a third. The arbitrators shall conduct the arbitration under the then current rules of the American Arbitration Association ("AAA"), unless otherwise provided herein. The arbitrator(s) will be selected in accordance with AAA procedures from a list of qualified arbitrators maintained by AAA. The arbitration will be conducted in Washington, D.C. and all expedited procedures prescribed under AAA rules will apply. Unless the Parties otherwise agree, the proceedings will be completed within forty-five (45) days of the Parties' receipt of notice of arbitration. Each Party will bear its own costs and attorney's fees and disbursements; and shall share equally the costs of the arbitrators.

            10.   MUTUAL COOPERATION.

                  The Parties agree to take such other actions and execute such other documents as shall be necessary to carry out the provisions of this Agreement.

            11.   INTEGRATION.

                  With the exception of the Operating Agreement and the Memorandum of Agreement, this Agreement (including any Schedules and Exhibits attached hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supercedes all prior and contemporaneous agreements and undertakings, written or oral, of any nature whatsoever of the Parties hereto with respect to the subject matter hereof.

            12. NOTICES. All notices, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy (with confirmation of transmission), by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the Parties at their respective addresses set forth in the preamble of this Agreement or to such other address as the Party to whom notice is given may have previously furnished to the other Parties in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first business day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

            13. PARTY'S RELATIONSHIP. Neither Party by this Agreement makes the other Party its legal representative or agent. Neither Party shall assign this Agreement to any other third party, without the other Party's prior written permission, except that ECO and ECO Fuel Cells may assign it to a Cooperative Member.

            14. NO RIGHTS IN THIRD PARTIES. Nothing contained in this Agreement shall be construed as giving rise to any rights to enforce its provisions to any person or entity not a Party to this Agreement under any legal theory.

            15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the Parties hereon as signatories.

            16. SEVERABILITY. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

IN WITNESS WHEREOF the undersigned Parties hereby execute this Agreement.

         H POWER CORP.                       H POWER ENTERPRISES OF CANADA, INC.

         /s/ William L. Zang                 /s/ H. Frank Gibbard
         -------------------------------     -----------------------------------

     ECO FUEL CELLS, LLC                  ENERGY CO-OPPORTUNITY INC.

     /s/ William C. Cetti                 /s/ William C. Cetti
     ----------------------------------   ------------------------------------
     William C. Cetti, President & CEO    William C. Cetti, President and CEO

                                  ATTACHMENT A

        TEST REPORTING, ENGINEERING SERVICES AND FIELD SERVICES AGREEMENT
                                      AMONG
                 ECO FUEL CELLS, LLC, ENERGY CO-OPPORTUNITY INC.
                                       AND
                                  H POWER CORP.

                            H POWER'S PAYMENTS TO EFC



         Subject to the terms and conditions set forth in the Agreement, H Power shall make the following payments to EFC:


-----------------------------------------------------------------------------------------------------
                                APRIL 2002     QTR 2-2002     QTR 3-2002     QTR 4-2002     SUBTOTAL
=====================================================================================================
Field Services                      [*]            [*]            [*]            [*]          [*]
-----------------------------------------------------------------------------------------------------
Test Program Evaluation/Report      [*]            [*]            [*]            [*]          [*]
=====================================================================================================
                        TOTAL       [*]            [*]            [*]            [*]          [*]
-----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                  QTR 1-2003     QTR 2-2003     QTR 3-2003     QTR 4-2003       TOTALS
==========================================================================================================
Field Services                        [*]            [*]            [*]            [*]            [*]
----------------------------------------------------------------------------------------------------------
Test Program Evaluation/Report        [*]            [*]            [*]            [*]            [*]
==========================================================================================================
                        TOTAL         [*]            [*]            [*]            [*]         $2,200,000
----------------------------------------------------------------------------------------------------------


---
* Confidential